EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that statements on Forms 3, 4 and 5 with respect to the shares of common stock of Palatin Technologies, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: As of  December 1, 2005

                                 /s/  PASQUALE DEANGELIS
                                 -----------------------------------------------
                                 Pasquale DeAngelis, as a member of ProQuest
                                 Associates LLC and on behalf of
                                 ProQuest Investments L.P. and ProQuest
                                 Companion Fund, L.P., and as a member
                                 of ProQuest Associates II LLC and on behalf
                                 of ProQuest Investments II, L.P.
                                 and ProQuest Investments II Advisors Fund, L.P.


                                                *
                                 -----------------------------------------------
                                 Jay Moorin, individually


                                                 *
                                 -----------------------------------------------
                                 Alain Schreiber, individually



By:  /s/  Pasquale DeAngelis
     --------------------------------------------
     Pasquale DeAngelis, Attorney-in-Fact
     Power of attorney filed as an exhibit hereto